     As filed with the Securities and Exchange Commission on September 24, 1999

                                                   Registration No. 333-_______

                                      UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549
                           ------------------------------------
                                         FORM S-8
                                REGISTRATION STATEMENT
                                          UNDER
                              THE SECURITIES ACT OF 1933
                           ------------------------------------
                              HYPERFEED TECHNOLOGIES, INC.
               (Exact name of registrant as specified in its charter)

           DELAWARE                                              36-3131704
 (State or Other Jurisdiction of                              (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)

                           300 SOUTH WACKER DRIVE, SUITE 300
                                CHICAGO, ILLINOIS 60606
                                   (312) 913-2800
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            1999 COMBINED INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                               (Full title of the plan)

                        JIM R. PORTER, CHIEF EXECUTIVE OFFICER
                              HYPERFEED TECHNOLOGIES, INC.
                           300 South Wacker Drive, Suite 300
                                Chicago, Illinois 60606
                        (Name and address of agent for service)
                                   (312) 913-2800
            (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum        Proposed maximum
 Title of securities to       Amount to be         offering price per      aggregate offering         Amount of
     be registered             registered               share(1)                price(1)           registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock ($.001 par
value)                          4,000,000               $8.71875              $34,875,000             $9,695.25
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported on the American Stock Exchange for HyperFeed Technologies, Inc. Common Stock on September 17, 1999.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employment benefit plan described herein.

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 1999 Combined Incentive and Non-Statutory Stock Option Plan (the "Plan") covered by this Registration Statement as required by Rule 428(b). Such document(s) are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed by HyperFeed Technologies, Inc. (the "Company") with the Commission are incorporated by reference in this Registration Statement:

      (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-13093);

      (b) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Company's Annual Report described in (a) above;

      (c) the description of the Company's Common Stock contained in the Company's registration statement on Form S-2/A filed with the Commission on November 20, 1997, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document all or part of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not Applicable. (Class of securities to be offered is registered under Section 12 of the Exchange Act.)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the Common Stock registered hereby is being passed upon by Wildman, Harrold, Allen & Dixon, Chicago, Illinois. Wildman, Harrold, Allen & Dixon owns 83,900 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Certificate of Incorporation and By-laws of the Company provide for indemnification to the fullest extent allowed under Delaware law.

      The directors and officers of the Company are covered by insurance policies indemnifying them against liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8.  EXHIBITS


Exhibit No.         Description
-----------         -----------

4.1 Articles of Incorporation of the Company (incorporated by reference to Appendix B of the Company's Proxy Statement dated July 2, 1987).

4.2 Certificate of Amendment, dated as of October 22, 1997, to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 4.12 of the Company's Report on Form 10-Q for the quarter ended September 30, 1997).

4.3 Certificate of Amendment, dated as of December 18, 1998, to the Company's Certificate of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

4.4 Certificate of Amendment, dated as of June 18, 1999, to the Company's Certificate of Incorporation (incorporated by reference to the Company's Form 8-A filed with the Commission on September 17, 1999).

4.5 Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December
                    31, 1987).

4.6                 1999 Combined Incentive and Non-Statutory Stock Option Plan

5                   Opinion of Wildman, Harrold, Allen & Dixon

23.1                Consent of KPMG LLP

23.2                Consent of McGladrey & Pullen, LLP

23.3                Consent of Wildman, Harrold, Allen & Dixon (included in
                    Exhibit 5)

24 Power of Attorney (included in the signature page of the Registration Statement)


ITEM 9.  UNDERTAKINGS

      a. The Company hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      b. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      d. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      e. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Company and the By-Laws of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 23, 1999.

                                                HYPERFEED TECHNOLOGIES, INC.

                                                By   /s/ JIM R. PORTER
                                                     --------------------------
                                                          Jim R. Porter
                                                     CHAIRMAN OF THE BOARD AND
                                                     CHIEF EXECUTIVE OFFICER


                                 POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jim R. Porter and John E. Juska, or either of them, as his attorney-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities (including without limitation, as Director and/or principal Executive Officer, principal Financial Officer, principal Accounting Officer or any other officer of the Company), to sign and execute this Registration Statement on Form S-8 and any amendment or amendments, including post-effective amendments thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform any and all acts and things requisite and necessary to be done, and hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                       Date

By:  /s/ JIM R. PORTER           Chairman of the Board       September 23, 1999
    -----------------------      and Chief Executive
          Jim R. Porter          Officer


By:  /s/ JOHN E. JUSKA           Chief Financial Officer     September 23, 1999
    -----------------------      and Principal Accounting
         John E. Juska           Officer

By:  /s/ RONALD LANGLEY          Director                    September 23, 1999
    ------------------------
        Ronald Langley

By:  /s/ JOHN R. HART            Director                    September 23, 1999
    ------------------------
        John R. Hart

By:  /s/ LOUIS J. MORGAN         Director                    September 23, 1999
    ------------------------
       Louis J. Morgan

By:  /s/ KENNETH J. SLEPICKA     Director                    September 23, 1999
    ------------------------
       Kenneth J. Slepicka

                                EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

4.1 Articles of Incorporation of the Company (incorporated by reference to Appendix B of the Company's Proxy Statement dated July 2, 1987).

4.2 Certificate of Amendment, dated as of October 22, 1997, to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 4.12 of the Company's Report on Form 10-Q for the quarter ended September 30, 1997).

4.3 Certificate of Amendment, dated as of December 18, 1998, to the Company's Certificate of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

4.4 Certificate of Amendment, dated as of June 18, 1999, to the Company's Certificate of Incorporation (incorporated by reference to the Company's Form 8-A filed with the Commission on September 17, 1999).

4.5 Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31,
                    1987).

4.6                 1999 Combined Incentive and Non-Statutory Stock Option Plan

5                   Opinion of Wildman, Harrold, Allen & Dixon

23.1                Consent of KPMG LLP

23.2                Consent of McGladrey & Pullen, LLP

23.3                Consent of Wildman, Harrold, Allen & Dixon (included in
                    Exhibit 5)

24 Power of Attorney (included in the signature page of the Registration Statement)